EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-13828 of Sun Life Financial Inc. on Form S-8 of our report dated June 29, 2005, appearing in this Amendment No. 1 to the Annual Report on Form 11-K/A of the United States Employees' Sun Advantage Savings and Investment Plan for the fiscal year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 29, 2005